                                LEASE AGREEMENT

    THIS INDENTURE, made and entered into this 1st day of May, 1995, by and between SK REALTY, of Elkhart County, Indiana, and hereinafter referred to as "LESSOR"; and ROYALE COACH BY MONACO, INC., a Indiana corporation, with its principal place of business situate in Elkhart County, Indiana, and hereinafter referred to as "LESSEE".

                                  WITNESSETH:
    That the said LESSOR in consideration of the covenants of the said LESSEE as hereinafter more specifically set forth, doth by these presence, lease to LESSEE, the following described real estate situate in Elkhart County, State of Indiana, to-wit:

              Please see "EXHIBIT A" attached hereto and made a part hereof by reference thereto for leased premises and which real estate is commonly known as 1330 Wade Drive, Elkhart, Indiana.

terms and conditions of this agreement.

    1. To have and hold the same to LESSEE from the lst day of April, 1995, to the 31st day of March, 2000, which period is hereinafter referred to as the "rental period".

    2. The LESSEE represents it will use said premises for manufacturing, warehousing and office purposes only, all in conformity with applicable ordinances, laws and regulations.

    3. LESSEE agrees to pay and the LESSOR agrees to accept as rent for the leased premises the following, to-wit:

         (a) The sum of Seven Thousand and 00/100 ($7,000.00) dollars, upon the execution of this agreement, receipt of which is hereby acknowledged by LESSOR and which sum represents payment of the monthly rental for the leased premises for the first month's rental; and LESSEE agrees to pay to LESSOR, the sum of Seven Thousand and 00/100 ($7,000.00) dollars, on the lst day of May, 1995, for the next month's rental, and the sum of Seven Thousand and 00/100 ($7,000.00) dollars, is due and payable on the 1st day of each succeeding consecutive month thereafter to and including the lst day of March, 1997; LESSEE agrees to pay to LESSOR, the sum of Seven Thousand Six Hundred Fifty and 00/100 ($7,650.00) dollars, on the 1st day of April, 1997, and the sum of Seven Thousand Six Hundred Fifty and 00/100 ($7,650.00) dollars, is due and payable on the lst day of each succeeding consecutive month thereafter to and including the 1st day of March, 2000.

         (b) It is understood and agreed between the parties hereto that LESSOR shall pay all real estate taxes and special assessments as levied against the real estate being leased by LESSEE. LESSOR shall inform LESSEE of the amount of such real estate taxes and all special assessments and LESSEE agrees to promptly reimburse the LESSOR for said real estate taxes and/or special assessments.

    PROVIDED, HOWEVER, it is understood and agreed by and between the parties hereto that LESSOR shall be responsible for any assessments for improvements made prior to the execution of this Lease Agreement.

         (c) It is understood and agreed between the Parties hereto that LESSOR shall obtain a fire and extended coverage insurance policy relative to the buildings situate on the subject premises. Such insurance policy shall insure the buildings located on the subject real estate from fire, hail, and windstorm, and the usual extended coverage insurance policy. LESSOR shall inform

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LESSEE of the amount of such insurance premium and LESSEE agrees to promptly reimburse LESSOR for the insurance premium paid by LESSOR.

         (d) It is further understood and agreed between the Parties hereto that LESSOR shall have no responsibility for any insurance relative to LESSEE'S personal property situate in, on or upon the buildings located on the subject real estate or upon the real estate adjacent to such buildings; as all insurance for risk of loss relative to LESSEE'S personal property is the sole responsibility of LESSEE.

         (e) It is further understood and agreed between the Parties hereto that the costs of maintaining the buildings and grounds leased to LESSEE by LESSOR under the terms and conditions of this agreement, both interior and exterior, and keeping said buildings and grounds and any improvements made thereon in as good a condition as said improvements are presently in, normal wear and tear excepted, is the responsibility of LESSEE.

         PROVIDED, HOWEVER, it is agreed by and between the parties hereto that LESSOR shall be responsible for the structural maintenance of the buildings situate on the subject real estate being leased by LESSEE from LESSOR.

         (f) The cash rent shall be paid in advance on the 1st day of each calendar month of the rental period as hereinbefore provided, and such cash rent shall be paid to LESSOR at its place of residence, or at such other place or places, as LESSOR may, from time to time, in writing, so designate.

         (g) The LESSOR will pay all water, sewage, electric, power, gas and heating bills taxed, levied or charged against the premises during the term of this lease. Upon LESSOR notifying the LESSEE of the amount of said bills, the LESSEE agrees to promptly reimburse the LESSOR for the said charges relative to all water, sewage, electric, power, gas and heating bills taxed, levied or charged against the premises for and during the term of this lease.

         (h) The parties hereto do hereby further agree that all sums payable to LESSOR under this Lease Agreement shall be payable, together with interest, at the rate of eighteen percent (18%) per annum, computed monthly, on any and all arrearages.

    4.   The LESSEE does further agree as follows:

         (a) Not to make any alterations, changes, or additions to said leased premises without first obtaining LESSOR'S written consent to make the same, and LESSOR shall not unreasonably withhold such consent. In the event of any such alterations, changes or additions that LESSEE shall make, that the same shall be made at LESSEE'S expense, and LESSEE agrees to promptly pay for all costs involved in making the same. LESSEE shall not permit any liens, claims or demands of any nature to exist against the LESSOR or the leased premises In the event of any lien, claim or demand, or any action for enforcing the same shall be filed or made against the LESSOR, or said premises, the LESSEE shall defend the same at its expense, and LESSEE hereby agrees to indemnify and hold harmless the LESSOR from any and all liability or expenses arising by virtue of such claim, demand or lien or any action filed to enforce the same. Any such alterations, changes or additions shall when made, become a part of said leased premises and remain thereon as the property of the LESSOR at the termination of this Lease Agreement.

         (b) That it will pay for the rent for the said premises, as herein stated, for the term covered by this lease, at the time and in the manner hereinbefore stated, without relief from valuation and appraisement laws, and with attorney's fees, and all other expenses and costs occasioned by the nonpayment thereof.

         (c) That the LESSEE has examined and knows the conditions of said premises and acknowledge that the same are received in good order and repair, and that no representations as to the condition or repair thereof, have been made by the LESSOR or their representative, prior to or at the execution of this Lease; and that LESSEE will keep the interior and exterior of said premises in good repair, including, but not limited to because of specification, the roof and walls, replacing all broken glass with glass of the same size and quality as that broken, and will keep said premises and appurtenances, as well as all eaves, down spouting, catch basins, drains, stools, lavatory, sidewalks and all other facilities and equipment in connection with said premises in a clean and healthy condition, according to all applicable ordinances, during the term of this lease, at LESSEE'S expense; and upon the termination of this lease agreement in any manner, will yield up said premises to LESSOR in good condition and repair, and that normal wear and tear excepted, and will deliver the keys to said premises to LESSOR.

         (d) To use and occupy the leased premises in a careful, safe and proper manner, and not commit or suffer any waste thereof.

         (e) That it will keep all drains, toilets and other plumbing fixtures in a clean, sanitary and healthful condition.

         (f) LESSOR shall not be liable or be in any way responsible for any injury or damage to the property of the LESSEE or any other persons, firms or corporations, or for any loss or damage sustained by the LESSEE, its employees, agents or any other persons located upon said real estate, caused by the failure of LESSEE to maintain the leased premises as herein provided, or from any loss or damage resulting from, or occasioned by water, snow or ice coming upon said real estate, or as a result of any act or neglect of the occupants of any adjacent building or part thereof.

    The LESSOR shall not be liable for any injuries to the property of the LESSEE or for any loss or damages sustained by it as a result of any negligent, unlawful or criminal conduct by any of LESSEE'S servants, agents, or representatives, unless the damage sustained by the LESSEE is caused by the negligence of the LESSOR.

    LESSEE hereby agrees to indemnify, save and hold harmless LESSOR against all such loss, claims, suits and actions of every kind and nature relative to the above, including LESSOR'S expenses in connection therewith which includes reasonable attorney fees and which indemnification excludes such losses which occur as a result of the negligence of LESSOR.

    LESSEE agrees to pay insurance premiums relative to a liability insurance policy on said real estate and for the benefit of the LESSOR in the sum of One Million and 00/100 ($1,000,000.00) dollars, per person, and Two Million and 00/100 ($2,000,000.00) dollars, per occurrence, and agrees to furnish LESSOR with a copy of said insurance policy or policies, as the case may be, which policy or policies shall indicate the parties interest in said real estate.

         (g) It will not assign this lease, nor sublet the above described premises, or any part thereof, without first having obtained the written consent thereto of the LESSOR, and that an assignment or transfer of this lease by operation of law or by an assignee hereof, shall be understood to be included in the above prohibition. LESSOR hereby agrees not to unreasonably withhold such written consent to assign or sublet this lease agreement.

         (h) The LESSEE will so conduct and carry on the business which it is permitted to conduct and carry on in the above described premises that the reputation of said premises will not be injured, and in accordance with all ordinances of the County of Elkhart, Indiana, all laws of the State of Indiana, and all other lawful rules and regulations which are now or may hereafter be in effect.

         (i) The LESSOR by and through its designated representatives, shall have the right at all reasonable times, to enter upon the leased premises for the purpose of examining, or inspecting the leased premises. LESSOR may exhibit and place "For Sale" signs or "For Rent" signs or notices on the exterior of said premises, for a period of not more than one hundred eighty (180) days prior to the termination hereof by lapse of time or otherwise.

         (j) LESSEE shall promptly pay and discharge all store license tax or special license fees that may be assessed or levied by any lawful authority against the property of LESSEE on, against, or by virtue of the business conducted in or on the demised premises during the term of this lease.

    5.   The LESSOR agrees as follows, to-wit:

         (a) So long as the LESSEE is not in default in the performance of any of the conditions or provisions hereof, it may peaceably hold and enjoy the possession of said premises without any interruption from the LESSOR, or any person, firm or corporation lawfully claiming through it.

         (b) Upon the termination of this lease, by lapse of time or otherwise, the LESSEE may remove all fixtures and equipment which it may have installed on the leased premises and shall repair any damages to the premises occasioned by such removal.

         (c) The LESSEE may use the leased premises for any lawful purpose under the applicable zoning ordinances.

         (d) The LESSEE may erect and maintain signs on the leased premises in keeping with the applicable zoning ordinances.

    6. In the event that the LESSEE shall fail to perform each and every of the terms, covenants and conditions hereof, on its part to be performed, at the time and in the manner herein provided for their performance, time being the essence of this Agreement, or in the event that the LESSEE shall hereafter be adjudicated a bankrupt, or a receiver shall be appointed for it or for its property, or it shall make an assignment for the benefit of its creditors, then the LESSOR may at his option, and upon written notice to the LESSEE, provided each default in the performance of any of the provisions hereof by LESSEE, stated in said notice, does not cease to exist upon the expiration of a period of ten (10) days after the service of said written notice, cancel and terminate this lease and re-enter the above described premises, either with or without process of law and dispossess the LESSEE therefrom and thereafter retain possession of said premises, but without any prejudice to any remedy or right of action which may then exist, or thereafter accrue in favor of the LESSOR, in respect to the breach by the LESSEE of any of the terms, covenants and conditions hereof.

    PROVIDED, HOWEVER, the LESSEE will have only a ten (10) day grace period with regard to rental payments. The rights of LESSOR as set forth hereinabove shall commence upon the expiration of ten (10) days from the date such rental is due from LESSEE to LESSOR.

    The failure of the LESSOR to cancel and terminate this Lease by reason of the breach of any of the provisions hereof by the LESSEE shall not estop the LESSOR from thereafter canceling and terminating the same by reason of any subsequent breach of any of the provisions hereof.

    The LESSOR shall have the right to receive and retain any rent due, notwithstanding the fact that it may have instituted a suit of possession of the leased premises, or obtained a judgment for the possession thereof, and for damages, and the receipt and retention of said rent or of said damages shall not, in any manner, whatsoever, have any effect upon said notice, the institution of said suit or said judgment.

    7. In the event fifty percent (50%) or more of the leased premises, or any part thereof, shall at any time hereafter, be destroyed or damaged by casualty, unless caused by LESSEE'S neglect, so that the same, or any part thereof shall be unfit for use by the LESSEE, then the cash rent or a fair and just proportionate part thereof, according to the nature and extent of the damage to said leased premises so resulting therefrom, shall be suspended and abated and cease to be payable until said leased premises shall have been repaired, rebuilt and made fit for use.

    LESSOR must give to LESSEE written notice within thirty (30) days of said casualty as to whether or not LESSOR will rebuild the subject premises. In the event LESSOR shall elect not to rebuild the subject premises, then, and in that event, this Lease Agreement shall be null and void and of no further force and effect. In the event LESSOR shall elect to rebuild the subject premises, then, and in that event, the subject premises must be completed and ready for occupancy by the LESSEE within ninety (90) days from the date of said notice.

    PROVIDED, HOWEVER, the rental for the subject real estate shall be suspended and abated and cease to be payable until said leased premises shall have been repaired, rebuilt and made fit for LESSEE'S use.

    PROVIDED FURTHER, HOWEVER, in the event that less than fifty percent (50%) of the leased premises shall be at any time hereafter destroyed or damaged by casualty, unless caused by LESSEE'S neglect, then, and in that event, the LESSEE shall continue to use the premises until the LESSOR shall have repaired and made fit for use that portion so destroyed, the rental amount for said premises shall be decreased in accordance with the percentage of the leased premises which cannot be used by LESSEE due to such destruction.

    8. If, upon the termination of the lease either by lapse of time or otherwise, the LESSEE shall fail to yield immediate possession of the leased premises to the LESSOR, then the LESSEE agrees to pay to the LESSOR, as liquidated damages for its failure to do so, the sum of Five Hundred and 00/100 ($500.00) dollars, per day, but the provisions of this paragraph for the payment of said sum shall not be held to be a waiver of any of the rights of the LESSOR to bring, maintain, and prosecute to effect, an action for possession of the leased premises.

    9. The LESSOR and LESSEE, and all parties claiming by, under or through them, hereby mutually release and discharge each other from all claims and liabilities arising from or caused by any hazard covered by insurance on the leased premises, or covered by insurance in connection with the property on, or activities conducted on the leased property, regardless of the cause of the damage or loss.

    10. At any time prior to One Hundred eighty (180) days before the expiration of the term of this lease, provided that LESSEE shall then have complied with and performed all of the agreements to be performed by LESSEE herein, LESSEE shall have the option to renew this lease agreement for an additional term of two (2) one (1) year option periods. LESSEE shall exercise said option by giving LESSOR as hereinafter provided, notice by certified mail, return receipt requested, and which notice shall be mailed to LESSOR no later than One Hundred eighty (180) days before the expiration of the term of this lease agreement. In the event LESSEE fails to serve notice of the exercise of its option to renew this lease as herein provided, said option shall expire and be of no further force and effect.

    In the event said option is exercised the said first one (1) year option to renew shall be on the same terms and conditions as this lease agreement, with the exception of the monthly rental for rental period commencing on the 1st day of April, 2000, to and including the payment due on the lst day of March, 2001, will be in the sum of $7,650 dollars, together with the increase, if any, in the cost of living for 1995 compounded each year, to the date of the renewal of this lease agreement, based on the "Revised Consumer Price Index - United States (1967 equals 100)". All Items and Major Group Figures for Urban Wages Earners and Clerical Works (Including Single Workers), hereinafter called "Index", published by the Bureau of Labor Statistics of the United States Department of Labor as hereinafter more particularly provided, and which payments will commence with the monthly rental due LESSOR from LESSEE on the 1st day of April, 2000, in the sum of $7,650 Dollars, together with such Index increase, if any, and continuing to be due and payable on the 1st day of each succeeding consecutive month thereafter, to and including the 1st day of March, 2001. In the event LESSEE shall exercise its said second one (1) year option to renew, then, and in that event, the rental increase will be based upon the same formula as set forth hereinabove for the first option renewal. In no event shall the monthly rental due LESSOR from LESSEE be in an amount less than $7,650 dollars.

    In the event LESSEE shall not exercise its option to renew this Lease Agreement during the term hereinabove more particularly provided, such option to renew shall be null and void, and of no further force and effect.

    11. In the event the leased premises or any material portion thereof shall be acquired or condemned by eminent domain for any public or quasi-public use or purposes, LESSOR may terminate this lease in which event said lease shall terminate and cease on the date upon which the condemning authority shall take possession of the leased premises so condemned, LESSEE shall continue to perform the obligations imposed upon it by the terms of this lease until said date.

    Further, in the event of any such acquisition or condemnation by eminent domain, LESSEE shall have no claim against the LESSOR or the condemning authority for the value of the unexpired term of this lease and LESSEE shall not be entitled to any part of the award paid for the condemnation or acquisition of the leased premises, it being agreed that LESSOR shall be entitled to receive the full amount of such award and it being further agreed that LESSEE hereby expressly waives any right or claim against any portion of said award. LESSEE shall have the right to claim and recover from the condemning authority, but not from the LESSOR, such compensation as may be separately awarded or recoverable by the LESSEE in LESSEE'S own right on account of any and all damages to LESSEE'S business by reason of such acquisition or condemnation and for or on account of any cost to which LESSEE might be put in removing LESSEE'S equipment, fixtures, inventory and other property from the leased premises.

    In the event there is a condemnation of a substantial portion of the leased premises, then, and in that event, LESSEE shall have the option to terminate this Lease Agreement. LESSEE must give LESSOR written notice of its option to terminate this Lease Agreement as a result of such condemnation. In the event of a partial condemnation of the leased premises, then, and in that event, there will be a prorata rent abatement to LESSEE based upon the partial condemnation and the total square footage of the leased premises and the amount so condemned. The prorata rent abatement will then be in full force and effect from the time of such condemnation and the date such condemned premises are not available to LESSEE to use in accordance with this Lease Agreement.

    12. LESSEE agrees to notify LESSOR, in writing, of any hazardous materials (whether legal or illegal) which LESSEE is using in connection with its business being conducted on the subject real estate. LESSEE further agrees to notify LESSOR, in writing, of the method of removal of said hazardous materials and to furnish LESSOR, in writing, with all information concerning the deposit, storage, and collection of such hazardous materials and the removal thereof. LESSEE further shall not place or construct any underground improvements, including, but not limited to, treatment or storage tanks, on the real estate.

    The LESSEE hereby agrees that all known hazardous substances that LESSEE is using in connection with its business on the subject real estate will be safely contained and removed by a certified waste removal company and not disposed of in any manner whatsoever in the real estate adjacent to the building being leased by the LESSEE from the LESSOR. In this regard, LESSEE agrees to notify, in writing, the LESSOR of the name of the certified waste removal company and LESSEE hereby expressly authorizes LESSOR to check LESSEE'S records of the disposal of such hazardous substances at LESSOR'S option at any time during business hours and as exclusively determined by LESSOR.

    In the event LESSEE should desire to do any environmental studies on the subject real estate, then, and in that event, LESSEE must obtain LESSOR'S consent to do so. Upon obtaining LESSOR'S consent so to do, LESSEE shall furnish to LESSOR a copy of all such environmental studies and/or reports, including all details relative thereto.

    13. From and after the signing of this Lease, the LESSEE agrees to indemnify and hold LESSOR harmless from and against all claims, damages, losses, costs, expenses (including, without limitation, reasonable attorneys' fees), actions and liabilities arising out of or as a proximate result of the treatment, storage, disposal or the arranging therefore or the existence on the leased premises of any hazardous or toxic substance or the discharge into the environment by LESSEE of any hazardous or toxic substance, including without limitation, claims or natural resource damage, personal injury, property damage or response or remedial costs, whether at common law or under any domestic or foreign law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Research Conservation and Recovery Act ("RCRA"), the Toxic Substance Control Act, and any state or federal statute or municipal ordinance creating liability for the treatment, storage or disposal, or the arranging therefore, the existence on property of hazardous or toxic substances. This indemnity shall only be for claims that are based on LESSEE'S use of the premises prior to the date and during the term of this agreement.

    The above representations in paragraph 13, and the indemnity shall survive the signing of this Lease.

    14. LESSEE may terminate this lease agreement, by giving to LESSOR, six months written notice of its intent to terminate this lease agreement, and which termination notice shall apply to the last six (6) months of this Lease Agreement or to the last six (6) months of any option to renew term contained herein, as the case may be. Such notice shall be sent to LESSOR at its address via United States certified mail, postage prepaid.

STATE OF INDIANA   )
                   ) ss:
COUNTY OF ELKHART  )


    Before me, a Notary Public, in and for said County and State personally appeared, STEPHEN L. KASH, d/b/a SK REALTY, a partnership, and who acknowledged the execution of the above and foregoing Agreement to be his own free and voluntary act and deed.

    DATED, this 1st day of May, 1995.

My Commission Expires:
July 28, 1998


                                       /s/ Janet J. Gilbert
                                       --------------------
                                                      Notary Public
                                       Residing in Elkhart County,
                                       Indiana


STATE OF INDIANA   )
                   ) ss:
COUNTY OF ELKHART  )

    Before me, a Notary Public, in and for said County and State personally
appeared, ROYALE COACH BY MONACO, INC., by    /s/ Kay L. Toolson    , its
President, and who for and on behalf of said corporation, acknowledged the execution of the above and foregoing Agreement to be said corporation's free and voluntary act and deed; and that he is duly authorized to enter into said Agreement.

    DATED, this 9th day of May, 1995.

My Commission Expires:

12-8-1998

                                       /s/ Nancy L. Aguilar
                                       --------------------
                                                      Notary Public
                                       Residing in Elkhart County,
                                       Indiana

    This instrument was prepared by Michael A. Cosentino, Lawyer, 115 West Lexington Avenue, P.0. Box 1866, Elkhart, Indiana 46515 1866.


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